                                                                    EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the use in this Form S-8 filing by NetCommerce, Inc. of my review report dated February 15, 2001 relating to the consolidated financial statements of NetCommerce, Inc. for the six months ended November 30, 2000 filed with the Company's 2nd quarter Form 10-QSB filing. I also consent to the reference to my firm under the heading "Experts" in said filing.

Aurora, Colorado
March 13, 2001                                       RONALD R. CHADWICK, P.C.